EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED
Twelve Weeks ended July 20, 2002 and July 21, 2001

                                                           (Restated)
                                                       Twelve Weeks Ended
                                                    ------------------------
                                                     July 20,      July 21,
                                                       2002          2001
                                                    ----------    ----------

Diluted:

 Net loss applicable to common
  shares                                            $       (8)   $     (204)
                                                    ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                             18,276        18,032
 Shares issuable under employee
  stock plans-weighted average                              --*           --**
 Dilutive effect of exercise of
  certain stock options                                     --*           --**
 Less: Treasury stock-weighted
  average                                              (10,238)      (10,241)
                                                    ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                             8,038         7,791
                                                    ==========    ==========
Net loss per common and common
 equivalent shares                                  $       --    $    (0.03)
                                                    ==========    ==========

* The dilutive effect of stock options in the amount of 25,953 shares and 28,420 shares issuable under employee stock plans were not considered as the effect is antidilutive.
** The dilutive effect of stock options in the amount of 86,677 shares and 32,220 shares issuable under employee stock plans were not considered as the effect is antidilutive.

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED
Twenty-four Weeks ended July 20, 2002 and July 21, 2001

                                                          (Restated)
                                                    Twenty-four Weeks Ended
                                                    ------------------------
                                                     July 20,      July 21,
                                                       2002          2001
                                                    ----------    ----------
Diluted:

 Net loss applicable to common
  shares                                            $     (721)   $   (1,219)
                                                    ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                             18,273        17,982
 Shares issuable under employee
  stock plans-weighted average                              --*           --**
 Dilutive effect of exercise of
  certain stock options                                     --*           --**
 Less: Treasury stock-weighted
  average                                              (10,238)      (10,242)
                                                    ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                             8,035         7,740
                                                    ==========    ==========
Net loss per common and common
 equivalent shares                                  $    (0.09)   $    (0.16)
                                                    ==========    ==========

* The dilutive effect of stock options in the amount of 18,896 shares and 30,400 shares issuable under employee stock plans were not considered as the effect is antidilutive.

** The dilutive effect of stock options in the amount of 94,560 shares and 34,608 shares issuable under employee stock plans were not considered as the effect is antidilutive.

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - BASIC
Twelve Weeks ended July 20, 2002 and July 21, 2001

                                                              (Restated)
                                                          Twelve Weeks Ended
                                                       ------------------------
                                                        July 20,      July 21,
                                                          2002          2001
                                                       ----------    ----------
Basic:

 Net loss applicable to common
  shares                                               $       (8)   $     (204)
                                                       ==========    ==========
Shares:

 Weighted average number of common
  shares outstanding                                       18,276        18,032
 Less: Treasury stock-weighted
  average                                                 (10,238)      (10,241)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,038         7,791
                                                       ==========    ==========
Net loss per common and common
 equivalent shares                                     $       --    $    (0.03)
                                                       ==========    ==========

                                                       Twenty-four Weeks Ended
                                                       ------------------------
                                                        July 20,      July 21,
                                                          2002          2001
                                                       ----------    ----------
Basic:

 Net loss applicable to common
  shares                                               $     (721)   $   (1,219)
                                                       ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                                18,273        17,982
  Less: Treasury stock-weighted
   Average                                                (10,238)      (10,242)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,035         7,740
                                                       ==========    ==========
Net loss per common and common
 equivalent shares                                     $    (0.09)   $    (0.16)
                                                       ==========    ==========